UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 3, 2008
ARCHER-DANIELS-MIDLAND COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-44 (Commission File Number)	41-0129150 (IRS Employer Identification No.)

4666 Faries Parkway
Decatur, Illinois (Address of principal executive offices)		62526 (Zip Code)
Registrant’s telephone number, including area code: (217) 424-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 27, 2008, Archer-Daniels-Midland Company (the “Company”) made available to investors a prospectus supplement and a prospectus with respect to the issuance by ADM of 35,000,000 equity units (the “Equity Units”). The Equity Units were offered and sold pursuant to an underwriting agreement dated as of May 28, 2008 (the “Underwriting Agreement”) among ADM and the underwriters named therein (the “Underwriters”). The Underwriters have a 30-day option to purchase up to an additional 5,000,000 Equity Units, solely to cover over-allotments, if any.
     Each Equity Unit has a stated amount of $50 and is initially comprised of (i) a purchase contract that will obligate the holder to purchase from ADM no later than June 1, 2011, a certain number of shares of ADM’s common stock, for $50 in cash; and (ii) a 1/20, or 5.0%, undivided beneficial interest in a $1,000 aggregate principal amount 4.70% debenture due 2041 (the “Debentures”). Holders of the Equity Units will be entitled to receive quarterly contract adjustment payments at a rate of 1.55% per year of the stated amount of $50 per unit.
     The Debentures were issued pursuant to an Indenture, dated as of September 20, 2006, between the Company and The Bank of New York (successor to JPMorgan Chase Bank, N.A.), as Trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of June 3, 2008, between the Company and The Bank of New York, as Trustee (the “Supplemental Indenture”) (the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”). ADM filed the Base Indenture on September 22, 2006 with the Securities and Exchange Commission (the “Commission”) as Exhibit 4 to ADM’s registration statement on Form S-3 (File No. 333-137541).
     The purchase contracts are being issued pursuant to a Purchase Contract and Pledge Agreement, dated as of June 3, 2008 (the “Purchase Contract and Pledge Agreement”), between ADM, The Bank of New York as purchase contract agent, and The Bank of New York as collateral agent, custodial agent and securities intermediary. Under the terms of the Purchase Contract and Pledge Agreement, the Debentures are being pledged as collateral to secure the holders’ obligation to purchase the shares of common stock under the purchase contracts. The Debentures will be remarketed, subject to certain terms and conditions, prior to the purchase contract settlement date pursuant to the terms of the Purchase Contract and Pledge Agreement and the Remarketing Agreement to be entered into by the Company and one or more nationally recognized investment banking firms.
     This Current Report on Form 8-K is being filed to satisfy the requirement to file (i) copies of certain agreements executed in connection with the issuance and the offering of the Equity Units, and (ii) an opinion regarding the legality of the Equity Units.
     The foregoing disclosure is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1, the Purchase Contract and Pledge Agreement, which is attached hereto as Exhibit 4.1, the forms of Corporate Units and Treasury Units, which are attached hereto as Exhibit 4.2, the form of Debenture, which is attached hereto as Exhibit 4.3, the form of Remarketing Agreement, which is attached hereto as Exhibit 4.4, the Base Indenture previously filed with the Commission as described above, and the Supplemental Indenture, which is attached hereto as Exhibit 4.6.
     In connection with the issuance of the Equity Units, Faegre & Benson LLP, counsel to ADM, has delivered an opinion to ADM, dated as of June 3, 2008, regarding the legality of the securities upon issuance and sale thereof. A copy of the opinion as to legality is attached as Exhibit 5.1 hereto.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed or furnished herewith:
1.1	Underwriting Agreement, dated as of May 28, 2008, among ADM and the Underwriters named in Schedule II thereto.

4.1	Purchase Contract and Pledge Agreement, dated as of June 3, 2008, among ADM, The Bank of New York as Purchase Contract Agent, and The Bank of New York as Collateral Agent, Custodial Agent, and Securities Intermediary.

4.2	Form of Corporate Units and Treasury Units (included in Exhibit 4.1).

4.3	Form of 4.70% Debentures due 2041 (included in Exhibit 4.6).

4.4	Form of Remarketing Agreement (included in Exhibit 4.1).

4.5	Indenture, dated as of September 20, 2006, between ADM and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4 to Registration Statement on Form S-3, Registration No. 333-137541).

4.6	First Supplemental Indenture, dated as of June 3, 2008, between ADM and The Bank of New York, as Trustee.

5.1	Opinion of Faegre & Benson LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY
Date: June 3, 2008	By	/s/ David J. Smith
David J. Smith
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Number	Description	Method of filing
1.1	Underwriting Agreement, dated as of May 28, 2008, among ADM and the Underwriters named in Schedule II thereto.	Filed electronically

4.1	Purchase Contract and Pledge Agreement, dated as of June 3, 2008, among ADM, The Bank of New York as Purchase Contract Agent, and The Bank of New York as Collateral Agent, Custodial Agent, and Securities Intermediary.	Filed electronically

4.2	Form of Corporate Units and Treasury Units (included in Exhibit 4.1).	Filed electronically

4.3	Form of 4.70% Debentures due 2041 (included in Exhibit 4.6).	Filed electronically

4.4	Form of Remarketing Agreement (included in Exhibit 4.1).	Filed electronically

4.5	Indenture, dated as of September 20, 2006, between ADM and The Bank of New York, as Trustee.	Incorporated by reference

4.6	First Supplemental Indenture, dated as of June 3, 2008, between ADM and The Bank of New York, as Trustee.	Filed electronically

5.1	Opinion of Faegre & Benson LLP.	Filed electronically